UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34809	85-2619578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 S. French St., Suite 105 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 691-6276

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2022, Gary Tolman joined the Board of Directors of Global Indemnity Group, LLC (“GBLI”) pursuant to the Class B Majority Shareholder’s rights under GBLI’s Second Amended and Restated Limited Liability Company Agreement. Mr. Tolman has over 45 years of experience in the property and casualty insurance and reinsurance industry. He was the chief executive officer and co-founder of Noblr, Inc. and previously served as the chief executive officer and president of Esurance Holdings, Inc. He also served as the chairman of Answer Financial, Inc. and president and treasurer of Talegen Holdings, Inc. Mr. Tolman spent 15 years at the Fireman’s Fund Insurance Company, ultimately serving as senior vice president. He previously served on the board of directors of the White Mountains Insurance Group, Ltd. (NYSE: WTM). Mr. Tolman will serve as a member of the Audit Committee.

Mr. Tolman is party to an agreement with the Class B Majority Shareholder pursuant to which he will become a director. The agreement provides that the Class B Majority Shareholder may remove him at any time and Mr. Tolman agrees to immediately resign from the Board upon the request of the Class B Majority Shareholder. Mr. Tolman agrees to act in accordance with the GBLI’s Insider Trading Policy, that a duty of confidentiality is owed to the GBLI and the Class B Majority Shareholder, and to keep the Class B Majority Shareholder updated on developments at GBLI.

Mr. Tolman is not party to any transaction with GBLI that would require disclosure under Item 404(a) of Regulation S-K. As a director, Mr. Tolman will be subject to the non-executive director compensation plan as described in GBLI’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2022. Mr. Tolman will not be party to any other material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement that was entered into in connection with his appointment.

On November 1, 2022, James R. Holt, Jr. resigned from the GBLI Board of Directors by providing notice to GBLI. Mr. Holt’s decision to resign was due to the time demands presented by his primary commercial activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

November 7, 2022	By:	/s/ Stephen W. Ries

Name: Stephen W. Ries
Title: Secretary